                                                             Exhibit No. EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus of the Delaware  Tax-Free  Arizona  Insured Fund,
"Financial  Highlights" in the Prospectus,  as amended, of the Delaware Tax-Free
Minnesota  Insured  Fund,  and  "Financial   Statements"  in  the  Statement  of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 42 to file No.
033-11235;  Amendment No. 42 to File No. 811-04973) of Voyageur Insured Funds of
our report  dated  October  11,  2006,  included  in the 2006  Annual  Report to shareholders of Delaware  Tax-Free  Arizona Insured Fund. We also consent to the inclusion in this  Registration  Statement of our report dated  October 11, 2006 and January 2, 2007 for the Delaware Tax-Free Minnesota Insured Fund.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
January 2, 2007